UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2019

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4242 Campus Point Court, Suite 200, San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Heron Therapeutics, Inc. (the “Company”) and Robert Rosen mutually agreed that Mr. Rosen would retire from his roles as the President and a member of the Board of Directors of the Company, effective as of February 5, 2019. Barry Quart, Pharm.D., the Company’s Chief Executive Officer, will assume the role of President.

The Company and Mr. Rosen have agreed that Mr. Rosen will be entitled to certain benefits equivalent to those set forth in Section 4.4.2 of his employment agreement, as amended. Additionally, Mr. Rosen will remain eligible for vesting of certain performance-based stock options based on the achievement of a commercial milestone. Additionally, the Company has agreed to provide a six-month exercise period for Mr. Rosen’s vested equity awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: February 5, 2019	/s/ David Szekeres
David Szekeres Senior Vice President, General Counsel, Business Development and Corporate Secretary

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